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                                                                       Exhibit 1
                                 TERMS AGREEMENT

May 12, 1999

ARISTAR, INC.
1201 Third Avenue
Suite 1500
Seattle, Washington 98101

Dear Sirs:

         We (the "Underwriters" and the "Representatives") understand that Aristar, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $ 150,000,000 aggregate principal amount of its 6.00% Senior Notes due May 15, 2002 (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters hereby offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth opposite their respective names below at 99.434% of the principal amount thereof, together with accrued interest thereon, if any, from May 17, 1999 to (but not including) the Delivery Date.

                                                                                                     Principal
                    Underwriters                                                                       Amount
                    ------------                                                                    ------------
         NationsBanc Montgomery Securities LLC................................................      $ 90,000,000
         Banc One Capital Markets, Inc........................................................        20,000,000
         First Union Capital Markets Corp.....................................................        20,000,000
         Nesbitt Burns Securities Inc.........................................................        20,000,000
                                                                                                    ------------
                                     Total....................................................      $150,000,000
                                                                                                    ============

         The Underwritten Securities shall have the following terms:

Date of maturity:                  May 15, 2002

Interest rate:                     6.00% per annum, payable semiannually

Initial public offering price:     99.784%, plus accrued interest, if any, from
                                   May 17, 1999 to (but not including) the
                                   Delivery Date

Interest payment dates:            May 15th and November 15th, commencing
                                   November 15, 1999

Redemption provisions:             The Underwritten Securities are not
                                   redeemable

Form: The Underwritten Securities are to be issued in the form of one or more global securities registered in the name of The Depository Trust Company or its nominee (the "Depositary"); delivery of the Underwritten Securities at closing will be made through the facilities of the Depositary


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Specified funds for payment
of purchase price:                 Wire transfer of immediately available funds

Specified address for notices:     NationsBanc Montgomery Securities LLC
                                   NC1-007-07-01
                                   100 North Tryon Street
                                   Charlotte, North Carolina 28255
                                   Attention: Legal Department

Delivery Date:                     10:00 A.M., New York City time, on May 17,
                                   1999

Place of closing:                  Simpson Thacher & Bartlett
                                   425 Lexington Avenue
                                   New York, New York 10017

         The Underwriters hereby confirm that they have furnished to the Company in writing the following information for inclusion in the Company's Prospectus Supplement dated May 12, 1999 to the Company's Prospectus dated June 23, 1997 relating to the Underwritten Securities (the "Prospectus Supplement"): (i) the second and third sentences of the first paragraph on page S-7 of the Prospectus Supplement; (ii) the table on page S-7 of the Prospectus Supplement, (iii) the second paragraph below the table on page S-7 of the Prospectus Supplement concerning the public offering price, concession and discount; (iv) the third sentence of the third paragraph below the table on page S-7 of the Prospectus Supplement; (v) the fourth and fifth paragraphs below the table on page S-7 of the Prospectus Supplement concerning overallotment, stabilizing transactions and syndicate covering transactions; and (vi) as it relates to the Underwriters, the sixth paragraph below the table on page S-7 of the Prospectus Supplement concerning the absence of any representation with respect to the direction, magnitude and continuance of the transactions described therein.

         All of the provisions contained in the document entitled "Aristar, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated October 6, 1997 (the "Basic Provisions"), a copy of which you have previously furnished to us, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, that

                  (i) the Company also represents to the Underwriters that, to the best of its knowledge, Deloitte & Touche, L.L.P. are independent accountants as required by the Act and the Rules and the Regulations;

                  (ii) the first sentence of clause (d) of Paragraph 1 of such provisions shall be deleted and shall be replaced in its entirety by the following: "From the dates as of which information is given in the Registration Statement and the Prospectus, and except as described therein, (i) there has not been any material adverse change or any development involving a prospective material adverse change in the financial condition or results of operations of the Company and its Subsidiaries taken as a whole and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.";


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                  (iii) subparagraph (ii) of the first proviso in clause (a) of
         Paragraph 7 of such provisions shall be deleted and shall be replaced in its entirety by the following: "and (ii) that with respect to any Preliminary Prospectus or Prospectus, the foregoing indemnification shall not inure to the benefit of any Underwriter, any Participant or any person controlling that Underwriter or Participant on account of any loss, claim, damage, liability or action arising from the purchase of Securities by any person from that Underwriter or Participant, if that Underwriter or Participant in fact failed to send or give a copy of the Prospectus (excluding documents incorporated by reference) provided by the Company in accordance with Paragraph 6(b) hereof (as such Prospectus may then be amended or supplemented, in each case exclusive of the documents incorporated therein by reference) to that person within the time required by the Act;";

                  (iv) subparagraph (iii) of the proviso in the third sentence of clause (c) of Paragraph 7 of such provisions shall be deleted and shall be replaced in its entirety by the following: "or (iii) the indemnifying party has failed to assume the defense of such claim or action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim or action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Paragraph consist of any Underwriter, any Participant or any of their respective controlling persons, or by the Company, if the indemnified parties under this Paragraph consist of the Company of any of its directors, officers or controlling persons.";

                  (v) the following sentence in clause (c) of Paragraph 7 of such provisions shall be deleted in its entirety: "Each indemnified party, as a condition of the indemnity agreements contained in Paragraph 7(a) and 7(b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such claim or action.";

                  (vi) the following sentence shall be inserted at the end of clause (c) of Paragraph 7 of such provisions: "No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.";

                  (vii) clause (a) of Paragraph 8 of such provisions shall be deleted and shall be replaced in its entirety by the following: "(a) trading in securities generally on the New York Stock Exchange is suspended or minimum prices are established on that Exchange or trading in any securities of the Company have been suspended by any exchange or by the Commission";


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                  (viii) clause (c) of Paragraph 8 of such provisions shall be deleted and shall be replaced in its entirety by the following: "(c) there is an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event is to make it impracticable to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Underwritten Securities, or";

                  (ix) clause (d) of Paragraph 8 of such provisions shall be deleted and shall be replaced in its entirety by the following: "(d) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus, or (e) the rating of any of the Company's debt securities shall have been lowered by either Moody's Investors Services, Inc. or Standard & Poor's or either of such rating agencies shall have publicly announced that it has placed any of the Company's debt securities on what is commonly termed a "watch list" for possible downgrading.";

                  (x) the obligations of the Underwriters described in Paragraph 9 of the Basic Provisions shall also be subject to their receipt on the Delivery Date of a letter from Deloitte & Touche L.L.P. of the type described in Paragraph 9(g) of the Basic Provisions;

                  (xi) the first clause of Paragraph 9 of such provisions shall be deleted and shall be replaced in its entirety by the following: "The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date of the Terms Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company in all material respects of all covenants and agreements contained herein, and to each of the following additional terms and conditions applicable to the Underwritten Securities:";

                  (xii) subparagraph (vii) in clause (c) of Paragraph 9 of such provisions shall be deleted and shall be replaced in its entirety by the following: "(vii) The Registration Statement, as of the time it became effective, and the Prospectus, as of its issue date (except that, in each case, no opinion need be expressed as to the financial statements and schedules and other financial data contained or incorporated by reference therein), complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts, and the documents incorporated by reference in the Prospectus, when filed with the Commission (except that no opinion need be expressed as to the financial statements and schedules and other financial data contained or incorporated by reference therein), complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and (except that no opinion need be expressed as to the financial statements and schedules and other financial data contained or incorporated by reference therein) nothing has come to the attention of such counsel to lead them to believe that the Registration Statement, as of the time it became effective, contained an


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         untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Delivery Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.";

                  (xiii) Paragraph 14 of such provisions shall be deleted and shall be replaced in its entirety by the following: "14. All representations, warranties, indemnities, and agreements of the Company contained in this Agreement, or contained in certificates of officers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination of this Agreement or any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Underwritten Securities.";

                  and (xiv) clause (j) of Paragraph 9 of such provisions shall be deleted and shall be replaced in its entirety by the following: "(j) During the period from the date of the Terms Agreement to and including the Delivery Date, there shall have occurred no material adverse change and no development involving a prospective material adverse change in the financial condition or results of operations of the Company and its Subsidiaries taken as a whole."

         Terms defined in such Underwriting Agreement Basic Provisions are used herein as therein defined.

         Please accept this offer no later than 11:00 P.M., New York City time, on May 12, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

         "We hereby accept your offer, set forth in the Terms Agreement dated May 12 , 1999, to purchase the Underwritten Securities on the terms set forth therein."

                                     Very truly yours,

                                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                     BANC ONE CAPITAL MARKETS, INC.
                                     FIRST UNION CAPITAL MARKETS CORP.
                                     NESBITT BURNS SECURITIES INC.

                                     By:  NATIONSBANC MONTGOMERY SECURITIES LLC


                                     By:______________________________________
                                        (NationsBanc Montgomery Securities LLC)
                                        Name:_________________________________
                                        Title:________________________________


Accepted:


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ARISTAR, INC.

By:_________________________________________
Name:_______________________________________
Title:______________________________________




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